THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.


                                UTIX GROUP, INC.
                               12% Promissory Note


NO. ___                                                   ISSUE DATE: __________


         UTIX GROUP, INC., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to ________________________, with an address at ___________________________, registered assigns (the "HOLDER"), the principal amount of ________________________ ($___________) and, subject to the terms and conditions hereof, to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 12% per annum from the date hereof until the Maturity Date (as defined below), all as hereafter provided. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

1. PAYMENTS.

         (a) INTEREST. Interest shall accrue on this Note, at the rate of 12% per annum based on a 360 day calendar year, calculated from the Issue Date to the Maturity Date (as defined in Section 1(b) below), and shall be payable on the Maturity Date. In the event on or prior to the Maturity Date, an Event of Default (as defined in Section 3 below) has occurred, the amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of 15% per annum ("DEFAULT INTEREST"), PROVIDED, HOWEVER, if the Company has transferred $1,552,500 (or such lesser amount as permitted under the terms of the Cash Collateral Escrow Agreement) to the Cash Collateral Escrow Account (the "CASH COLLATERAL ESCROW ACCOUNT") in accordance with the terms of the Cash Collateral Escrow Agreement entered into between the Company, the Holder and Hodgson Russ LLP, as the Escrow Agent, on even date herewith, (a copy of which is attached hereto as EXHIBIT A), interest shall continue to accrue at the rate of 12% per annum and the Default Interest rate shall not apply. If Default Interest is applied in accordance with this Section 1(a), it shall be applied from the Event of Default until the earlier of the date the Note is paid in full, the Holder elects to convert the full amount of this Note to shares of the Company's

Common Stock or $1,552,500 (or such lesser amount as permitted) is transferred to the Cash Collateral Escrow Account.

         (b) PRINCIPAL AND MATURITY DATE. Unless converted into Common Stock, as hereinafter provided, the principal amount of this Note together with all interest accrued hereon, shall be due and payable in full on September 18, 2005 (the "MATURITY DATE"). If pursuant to the foregoing, the Maturity Date would fall on a day that is not a Business Day (as defined below), the Maturity Date shall be the next succeeding Business Day. "BUSINESS DAY" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

         (c) PAYMENTS. Payments of principal and interest on this Note shall be made by check sent to the Holder. All payments will be delivered to the address set forth therefor on the note register described below, and will be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         (d) COMPANY'S PREPAYMENT. The Company shall not have the right to prepay all or any part of this Note prior to the Maturity Date.

         (e) HOLDER'S PREPAYMENT OPTION. Notwithstanding anything to the contrary, contained in this Section 1, at Holder's option, Holder shall have the right at any time to be prepaid, in whole or in part, any amounts due under the terms of the Note from the proceeds of any Qualified Offering (as defined below) of the Company's securities. In order to exercise such right, Holder shall deliver a written notice of prepayment to the Company pursuant to the terms of the Cash Collateral Escrow Agreement entered into on even date herewith between the Company, the Holder and Hodgson Russ LLP, as escrow agent. The Company shall make payment to the Holder of an amount in cash equal to the sum indicated in such notice in accordance with the terms of the Cash Collateral Escrow Agreement. The term "Qualified Offering" shall have the meaning attributed to it in the Cash Collateral Escrow Agreement.

         (f) WAIVER OF DEFENSES. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

2. CONVERSION.

         (a) After the Issue Date, the Holder shall have the right (the "CONVERSION RIGHT"), on the terms set forth in this Section 2, to convert the principal amount of this Note and the accrued but unpaid interest thereon into Common Stock on the terms and conditions hereinafter set forth.

         (b) Holder may exercise such Conversion Right by (i) delivery to the Company of a written notice of conversion not less than three (3) Business Days prior to the date upon which such conversion shall occur and (ii) subject to 2(f), surrendering this Note at the principal office of the Company. The date upon which such conversion shall occur is the conversion date ("CONVERSION DATE").

         (c) Notwithstanding anything contained herein to the contrary, pursuant to the terms of this Note, the Holder shall not be entitled to convert this Note into that number of shares of Common Stock which would be in excess of the sum
(i) the number of shares of Common Stock actually owned by the Holder and its affiliates and (ii) the number of shares of Common Stock issuable upon the conversion of this Note held by such Holder and its affiliates with respect to which the determination of this proviso is being made which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder of this Note may waive the limitations set forth herein by written notice of not less than sixty (60) days to the Company.

         (d) In the event that the Holder elects to convert all or any portion of this Note into Common Stock, the Holder shall give written notice of such election by delivering to the Company an executed and completed notice of conversion (the "NOTICE OF CONVERSION"), such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with the Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Company within two (2) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed, for all purposes of this Note, to be the Conversion Date. Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent (together with such other documents as the transfer agent may request) within ten (10) Business Days of the date of the delivery to Company of the Notice of Conversion. The Company shall use its best efforts to cause its transfer agent to transmit the certificates representing the Common Stock issuable upon full or partial conversion of this Note to any address or depositary directed by the Holder within ten (10) Business Days after receipt by the Company of the Notice of Conversion.

         (e) The number of shares of Common Stock to be issued upon any conversion of this Note (the "CONVERSION SHARES") shall be determined by dividing that portion of the principal, interest and fees to be converted, if any, by twelve and one-half cents ($0.125) (the "CONVERSION PRICE").

         (f) Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the

Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.

         THE HOLDER AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING CONVERSION OF A PORTION OF THIS NOTE, THE UNPAID AND UNCONVERTED PRINCIPAL AMOUNT OF THIS NOTE REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.

         (g). The Conversion Price and the number of Conversion Shares shall be subject to adjustment from time to time as provided in this Paragraph 2(g).

         In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded up to the nearest cent.

                  (i) ADJUSTMENT OF CONVERSION PRICE AND NUMBER OF CONVERSION. Except as otherwise provided in Paragraphs 2(g)(iii) and 2(g)(iv) hereof, if and whenever on or after the date of issuance of this Note, the Company issues or sells, or in accordance with Paragraph 2(g)(ii) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Market Price (as hereinafter defined) on the date of issuance (a "DILUTIVE ISSUANCE"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Paragraph 2(g)(ii) hereof, received by the Company upon such Dilutive Issuance divided by the Market Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance.

                  (ii) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Paragraph 2(g)(i) hereof, the following will be applicable:

                           (A) ISSUANCE OF RIGHTS OR OPTIONS.  If the Company in
any manner issues or grants any Notes, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such Notes, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                           (B)  ISSUANCE  OF  CONVERTIBLE  SECURITIES.   If  the
Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing
(i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (C) CHANGE IN OPTION  PRICE OR  CONVERSION  RATE.  If
there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock
(other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (D)  TREATMENT  OF EXPIRED  OPTIONS  AND  UNEXERCISED
CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                           (E)  CALCULATION OF  CONSIDERATION  RECEIVED.  If any
Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Note will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

                           (F) EXCEPTIONS TO ADJUSTMENT OF CONVERSION  PRICE. No
adjustment to the Conversion Price will be made (i) upon the exercise of any notes, warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Note; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (iii) upon the conversion of the Notes; or (iv) upon the issuance of any of the Company's Series A Convertible Preferred Stock (to be designated by filing of a Certificate of Designation hereafter) or the shares of Common Stock issuable upon conversion of the Company's Series A Convertible Preferred Stock.

                  (iii)  SUBDIVISION  OR  COMBINATION  OF COMMON  STOCK.  If the
Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (iv) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Conversion Price pursuant to the provisions of this Paragraph 2(g), the number of shares of Common Stock issuable upon conversion of this Note shall be adjusted by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon conversion of this Note immediately prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.

                  (v) CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Note will have the right to acquire and receive upon conversion of this Note in lieu of the shares of Common Stock immediately theretofore acquirable upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of this Note had such consolidation, merger or sale or conveyance not taken place if all shareholders of record of the Company's Common Stock, as a result of such consolidation, merger or sale or conveyance, will exchange their shares for securities of any other corporation. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 2(g) hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Note. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Paragraph 2(g) and the obligations to deliver to the Holder of this Note such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

                  (vi) DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder of this Note shall be entitled upon conversion of this Note for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

                  (vii) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Conversion Price, then, and in each such case, the Company shall give notice thereof to the Holder of this Note, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease in the number of Conversion Shares purchasable at such price upon conversion, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the principal financial officer of the Company.

                  (viii) MINIMUM ADJUSTMENT OF CONVERSION PRICE. No adjustment of the Conversion Price shall be made in an amount of less than 1% of the Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Conversion Price.

                  (ix) NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the conversion of this Note, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such conversion.

                  (x) OTHER NOTICES. In case at any time:

                           (A) the Company  shall  declare any dividend upon the
Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                           (B) the Company shall offer for subscription pro rata
to the holders of the Common Stock any additional shares of stock of any class or other rights;

                           (C) there shall be any capital  reorganization of the
Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                           (D)  there  shall  be  a  voluntary  or   involuntary
dissolution, liquidation or winding-up of the Company;

                           then,  in each such case,  the Company  shall give to
the Holder of this Note (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, re-classification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (A), (B), (C) and (D) above.

                  (xi) CERTAIN EVENTS. If any event occurs of the type contemplated by the adjustment provisions of this Paragraph 2(g) but not expressly provided for by such provisions, the Company will give notice of such event as provided in Paragraph 2(g)(vii) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Conversion Price and the number of shares of Common Stock acquirable upon conversion of this Note so that the rights of the Holder shall be neither enhanced nor diminished by such event.

                  (xii) CERTAIN DEFINITIONS.

                           (A) "COMMON STOCK DEEMED  OUTSTANDING" shall mean the
number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) pursuant to Paragraph 2(g)(ii)(A) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (y) pursuant to Paragraph 2(g)(ii)(B) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

                           (B)  "MARKET  PRICE,"  as of any date,  (i) means the
average of the last reported sale prices for the shares of Common Stock on the Over-the-Counter Bulletin Board (the "OTC BB") for the five (5) Trading Days immediately preceding such date as reported by Bloomberg, or (ii) if the OTC BB is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by
(a) the Board of Directors of the Corporation or, at the option of a majority-in-interest of the Holders of the outstanding Notes by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                           (C) "COMMON  STOCK," for  purposes of this  Paragraph
2(g), includes the Common Stock, par value $.001 per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Note shall include only shares of Common Stock, par value $.001 per share, in respect of which this Note is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 2(g)(v) hereof, the stock or other securities or property provided for in such Paragraph.

3. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (an "EVENT OF DEFAULT"):

         (a) A default in the payment of the principal of or interest on this Note, when and as the same shall become due and payable, which default shall continue for a period of three Business Days after the date fixed for the making of such payment.

         (b) Any material breach of any representation, warranty or covenant of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Securities Purchase Agreement of even date herewith between the Company and the Holder and the Cash Collateral Escrow Agreement).

         (c) The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestration or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

         4. REMEDIES UPON DEFAULT.

         (a) Upon the occurrence, and during the continuance, of an Event of Default specified in Section 3(a) or 3(b), the Holder of this Note may declare all or any part of the unpaid principal amount of this Note, and all interest accrued and unpaid thereon, to be immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

         (b) Upon the occurrence of an Event of Default specified in Section 3(c), all of the principal amount then outstanding of, and all interest accrued and unpaid on, the Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

         (c) Contemporaneous with the execution of this Note, the Company shall execute a Confession of Judgment (in substantially the form annexed hereto as EXHIBIT B) in the principal amount of the Note together with all accrued and unpaid interest thereon and deliver such Confession of Judgment to the Company's counsel to be held in escrow until such time as the Holder notifies Company's counsel in writing that an Event of Default specified in Section 3(a) or 3(b) has occurred and has been continuing for a period of thirty (30) days or that an Event of

Default specified in Section 3(c) has occurred. Unless Company's counsel has written evidence that this Note has been paid, or that the Holder has elected to convert the full amount of this Note into shares of the Company's common stock, or that the Company has transfered $1,552,500 (or such lesser amount as permitted under the terms of the Cash Collateral Escrow Agreement) to the Cash Collateral Escrow Account, upon receipt of such notice from the Holder, the Company's counsel shall deliver the Confession of Judgment to the Holder at the address specified in this Note or such other address as the Holder shall specify in writing. Upon receipt of written evidence that this Note has been paid, or that the Holder has elected to convert the full amount of this Note into shares of the Company's Common Stock, or that the Company has transfered $1,552,500 (or such lesser amount as permitted under the terms of the Cash Collateral Escrow Agreement) to the Cash Collateral Escrow Account, the Company's counsel shall deliver the Confession of Judgment to the Company.

         (d) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company. The Company shall pay to the Holder reasonable attorney's fees, legal expenses and lawful collection costs in addition to all other sums due hereunder.

         5. REGISTRATION AND TRANSFER.

         (a) The Company shall maintain books for the registration and transfer of the Note.

         (b) Prior to due presentment for registration of transfer of this Note, the Company may deem and treat the registered Holder as the absolute owner thereof. The Company shall be entitled to treat the registered holder of any Note on the note register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of the Note which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced.

         (c) This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Without limiting the foregoing, the Holder may not make any disposition of this Note unless:

                  (i) each transferee is an accredited investor, as such term is defined in Regulation D promulgated under the Securities Act, and has delivered certification thereof to the Company, reasonably satisfactory to the Company; and

                  (ii) (A) each transferee has agreed in writing to be bound by the terms of this Note , (B) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) the Holder shall have furnished the Company with an opinion of counsel (with the costs of obtaining such opinion borne by the Company), which counsel and opinion are reasonably satisfactory to the Company, that this Note has been registered under the Securities Act or that such registration is not required.

         (d) Each Note shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under other applicable securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

         (e) The Company shall register upon its books any permitted transfer of this Note, upon surrender of same to the Company with a written instrument of transfer, in the form attached as EXHIBIT C, duly executed by the registered Holder or by a duly authorized attorney thereof and (unless being transferred to the Company) by the transferee or by a duly authorized attorney thereof, together with such other documents as may be required for such transfer as provided above. Upon any such registration of transfer, new Note(s) shall be issued to the transferee(s) and the surrendered Note shall be canceled by the Company. This Note may also be exchanged, at the option of the Holder, for new Notes representing in the aggregate the principal amount of this Note then outstanding.

         (f) Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Note and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Note, the Company shall execute and deliver in lieu thereof a new Note representing the principal amount of such Note then outstanding.

         6. MISCELLANEOUS.

         (a) This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

         (b) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the

Company, at its address at UTIX Group, Inc. 7 New England Executive Park, Suite 610 Burlington, MA 01803, Attention: President and Chief Executive Officer, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7(b). Any notice shall be deemed given at the time of receipt thereof.

         (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.


                                             UTIX GROUP, INC.

                                             By: ___________________________
                                                 Name:  Anthony G. Roth
                                                 Title:    President



                                             COMPANY COUNSEL:

                                             HODGSON RUSS LLP

                                             (for purposes of Section 4(c) only)

                                             By: _______________________________

                                             Name:

                                    EXHIBIT C
                               FORM OF ASSIGNMENT
       (To be executed by the registered holder if such holder desires to transfer the attached Note)

         FOR VALUE RECEIVED, ______________________ (the "Holder") hereby sells, assigns, and transfers unto

                  Name _______________________________________

                  Address_____________________________________

                  ____________________________________________

                  ____________________________________________

                  Social Security or Tax Identification Number

                  ____________________________________________

______ Notes, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ attorney to transfer such Note on the books of UTIX Group, Inc. ("UTIX"), with full power of substitution.

Dated: _______________

                          ______________________________________________________
                          Name of Holder

                          ______________________________________________________
                          Signature

                          ______________________________________________________
                          If executed in a representative or fiduciary capacity, print name and title of individual executing this notice on behalf of the Holder.

                          NOTE: The above signature should correspond exactly with the name on the first page of the attached Note.

                          ______________________________________________________
                          Social Security or Tax Identification Number of Holder

                          Address of Holder:

                          ______________________________________________________

                          ______________________________________________________

         The undersigned transferee, by execution hereof, (i) represents and warrants to UTIX that (a) such transferee is an accredited investor, and agrees to provide such evidence thereof as may be reasonably requested by UTIX, (b) the undersigned is acquiring the Note, and will acquire any shares of Conversion Shares (as defined in the Note) issued in conversion thereof, for investment and without a view to a distribution other than pursuant to a registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption therefrom, and (c) the name, address, and social security or tax identification number of the undersigned is as set forth above, and (ii) agrees to be bound by the terms of the Note and the Purchase Agreement (as defined in the Note).

Dated: _______________

                          ______________________________________________________
                          Name of Transferee

                          ______________________________________________________
                          Signature

                          ______________________________________________________
                          If executed in a representative or fiduciary capacity, print name and title of individual executing this notice on behalf of the transferee.

NOTE: The above signature should correspond exactly with the name set forth above.

                                        2